SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         HI-RISE RECYCLING SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         HI-RISE RECYCLING SYSTEMS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, schedule or registration statement no.:

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(3)  Filing party:

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(4)  Date Filed:

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

                         HI-RISE RECYCLING SYSTEMS, INC.
                              8505 N.W. 74th Street
                              Miami, Florida 33166

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on July 18, 2000

                         ------------------------------


To our Shareholders:

         Our 2000 annual meeting of shareholders will be held at the offices of Greenberg Traurig, The Met Life Building, 200 Park Avenue, New York, New York 10166, on Tuesday, July 18, 2000, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

         1.       Election of four directors, each for a term of one year; and

         2.       Any other matters that properly come before the meeting.

         Shareholders of record at the close of business on June 9, 2000 are entitled to vote at the meeting or any postponement or adjournment.

                                            By Order of the Board of Directors

                                            Bradley Hacker
                                            Corporate Secretary

Miami, Florida
June 20, 2000


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         HI-RISE RECYCLING SYSTEMS, INC.

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


         This proxy statement contains information relating to our annual meeting of shareholders to be held on Tuesday, July 18, 2000, beginning at 10:00 a.m., at the offices of Greenberg Traurig, 200 Park Avenue, New York, New York 10166, and at any adjournments or postponements.


                                ABOUT THE MEETING

What is the purpose of the annual meeting?

         At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 1999 and respond to questions from shareholders.

Who is entitled to vote?

         Only shareholders of record at the close of business on the record date, June 9, 2000, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

         All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name", that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 16,418,958 shares of our common stock were outstanding and held by approximately 139 shareholders of record. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast "for" or "against" any given matter.

         If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board is set forth with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o for the election of the nominated slate of directors (see pages 5 to 7).

         The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

         Election of Directors. A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

         Other Items. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and voting will be required for approval, unless otherwise required by law. A properly executed proxy marked "ABSTAIN" with respect to any of those matters will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy statement?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone.

Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection these activities.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is June 20, 2000. You should review this information in conjunction with our 1999 Annual Report to Shareholders, which accompanies this proxy statement. Our principal executive offices are located at 8505 N.W. 74th Street, Miami, Florida 33166, and our telephone number is (305) 597-0243. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

                                 STOCK OWNERSHIP

         The following table shows each person known by us to beneficially own more than 5% of our outstanding shares of common stock. The following table also shows the amount of common stock beneficially owned by (a) each of our directors, (b) each of our executive officers named in the Summary Compensation Table below and (c) all of our directors and executive officers as a group. Except as otherwise indicated, all information is as of the record date.

                                                                                  Total Number
                                Aggregate Number of      Number of Shares          of Shares            Percentage
                                 Outstanding Shares     Acquirable Within      Beneficially Owned       of Shares
            Name               Beneficially Owned (a)     60 Days(1)(b)        (columns (a)+(b))       Outstanding
--------------------------     ----------------------   -----------------      ------------------      -----------
Donald Engel..............                60,000           1,350,000                1,410,000               8
J. Gary McAlpin...........                     -             325,000                  325,000               2
Bradley Hacker............                     -              80,000                   80,000               1
Ronald J. McCracken.......             2,961,805                   -                2,961,805               19
Michael F. Bracken........                     -             115,000                  115,000               1
Mario DeVivo..............             1,278,882                   -                1,278,882               8
Evelio Acosta.............             1,194,094                   -                1,194,094               7
Warren Adelson............               704,496             293,000                  997,496               6
Ira S. Merritt............                 1,000              33,000                   34,000               *
Joel M. Pashcow...........                     -              49,000                   49,000               *
Leonard Toboroff..........                     -              46,000                   46,000               *
General Electric Capital
 Corporation..............                     -           1,024,155                1,024,155               7
All directors and
 executive officers as a
 group (11 persons).......             6,200,277           2,291,000                7,433,995               41
--------------------------

*    Represents less than 1% of the outstanding common stock.

(1)  Reflects the number of shares that could be purchased by the holder by exercise of options granted under our stock option plans or warrants on the record date or within 60 days thereafter.

                          ITEM 1--ELECTION OF DIRECTORS

         Our Articles of Incorporation provide that the number of directors constituting the Board of Directors shall be at least one, with the exact number of directors to be fixed from time to time in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board has fixed at four the number of directors that will constitute the Board. Each director elected at the annual meeting will serve for a term of one year.

         Each director nominee is now a current member of the Board. The Board has no reason to believe that any nominee will refuse or be unable to accept election. However, if any of them should become unavailable to serve as director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominees designated by the Board.

     The directors standing for election are:

     o    Donald Engel

          Mr. Engel, age 66, has been our Chief Executive Officer since March 1996 and Chairman of the Board since May 1997. From March 1996 to May 1997, Mr. Engel served as Co-Chairman of the Board. Prior to joining us, Mr. Engel was a private investor. From June 1991 to June 1993, Mr. Engel served as a consultant to Bear Stearns & Co., Inc. From March 1985 to June 1991, Mr. Engel served as a consultant to Drexel Burnham Lambert where he had been managing director since 1978. Mr. Engel has served as a director of multi-national companies such as Revlon Group, Inc., Triangle Industries, Inc., and Uniroyal Chemical, Inc.

     o    Ira S. Merritt

          Mr. Merritt, age 62, has been a director of ours since March 1996. Since his semi-retirement in 1990, Mr. Merritt, a licensed certified public accountant, has been engaged in selling residential real estate in Boca Raton, Florida. From 1988 to 1990, Mr. Merritt was employed by the Sidney Kohl Company, a Florida real estate company, where he established the firm's property management division. From 1982 to 1988, Mr. Merritt was the Executive Vice President and Chief Financial Officer of Hanover Companies, Inc. From 1975 to 1982, Mr. Merritt was the senior partner of Merritt, Levy and Cohen, an accounting firm specializing in the real estate industry.

     o    Joel M. Pashcow

          Mr. Pashcow, age 55, has been a director of ours since March 1996. Mr. Pashcow is now the Chairman of the Executive Committee of the Board of Trustees of Ramco-Gershenson Property Trust (NYSE) and Chairman and President of Atlantic Realty Trust. Mr. Pashcow served as the Chairman of the Board of Directors of RPS Realty Trust, a New York Stock Exchange commercial property REIT, from February 1988 to April 1996. Mr. Pashcow has served as a member of the Board of Governors of the Real Estate Securities and Syndication Institute and as a director and member of the executive committee of the National Realty Committee.

     o    Leonard Toboroff

          Mr. Toboroff, age 67, has been a director of ours since January 1999. Mr. Toboroff has served as a Vice President of Riddell Sports, Inc. since April 1998. Since May 1989, Mr. Toboroff has been a Vice Chairman of the Board of Allis-Chalmers Corp. Additionally, Mr. Toboroff has served as a director of Ameriscribe Corp. since August 1987 and served as its Chairman and Chief Executive Officer from December 1987 to May 1988. From May through July 1982, Mr. Toboroff served as Chairman and Chief Executive Officer of American Bakeries Company. Mr. Toboroff has served as a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992. He has also been a director of Engex, Inc. and Saratoga Springs Beverage Corp. since 1993. Mr. Toboroff has been a practicing attorney since 1961.


How are directors compensated?

         Compensation. Each non-employee director receives an annual fee of $15,000 and is reimbursed for expenses incurred in connection with activities as a director. Directors who are also employees do not receive additional compensation for their services as directors. Non-employee directors serving on our Compensation Committee and/or Audit Committee also receive $1,000 per meeting.

         Options. Each non-employee director receives an automatic grant of options to purchase 20,000 shares of common stock under our 1996 Directors' Stock Option Plan on his or her initial election to the Board of Directors.

Thereafter, each director receives an automatic grant of options to purchase 1,000 shares of common stock upon that directors reelection as a member of the Board. For 1999, each of Messrs. Merritt, Pashcow and Toboroff received grants under this plan. Each option grant, vesting in equal installments over five years and having a ten year term, permits the holder to purchase shares at their fair market value on the date of grant, which was $2.50 in the case of options granted in 1999.

How often did the Board meet during 1999?

         The Board of Directors met four times during 1999, and took action three additional times by unanimous written consent. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served.

What committees has the Board established?

         The Board of Directors has a standing Audit Committee and Compensation Committee.

         Messrs. Merritt, Pashcow and Toboroff are the current members of the Audit Committee. The Audit Committee held two meetings during 1999. The duties and responsibilities of the Audit Committee include (a) recommending to the Board the appointment of our auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.

         Messrs. Pashcow and Merritt are the current members of the Compensation Committee. The Compensation Committee held three meetings during 1999. The Compensation Committee reviews and approves the compensation of our executive officers and administers our stock option plans.

Have we complied with Section 16(a) of the Securities Exchange Act of 1934?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons owning more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all reports they file.

         To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of (i) the grant of options to purchase an aggregate of 1,000 shares of common stock and the grant of warrants to purchase an aggregate of 20,000 shares of common stock to Ira S. Merritt, one of our directors, during the period July 1998 to July 1999, (ii) the grant of options to purchase an aggregate of 80,000 shares of common stock to Bradley Hacker, our Chief Financial Officer and Secretary, during the period July 1993 to December 1998, which transactions were reported in February 2000. Each of these late filings resulted from administrative oversights.

                                   MANAGEMENT

Executive Officers

         Our executive officers are as follows:

                          Name                             Age                          Position
  ------------------------------------------------        -----     -----------------------------------------------
  Don Engel.......................................          66      Chairman of the Board and Chief Executive
                                                                      Officer

  J. Gary McAlpin.................................          47      President and Chief Operating Officer

  Bradley Hacker..................................          40      Chief Financial Officer and Corporate Secretary

  Michael F. Bracken..............................          41      Executive Vice President - New Construction
                                                                      Sales

  Ronald J. McCracken.............................          49      Executive Vice President - Business Development
                                                                      and Sales

         The business experience of Mr. Engel appears under the caption "Board of Directors" above.

         J. Gary McAlpin has been our President since January 1998 and our Chief Operating Officer since March 1997. Mr. McAlpin joined us in October 1996 initially serving as our Vice President. From January 1996 to October 1996, Mr. McAlpin served as a construction/project manager of Birwelco-Montenay, a power generator. For the eight years prior to joining Birwelco-Montenay, Mr. McAlpin served as the Vice President and General Manager of IDAB Incorporated, a materials handling company.

         Bradley Hacker has been our Chief Financial Officer since July 1997. Mr. Hacker joined us in July 1993 as our controller. For the seven years prior to joining us, Mr. Hacker was employed by various divisions of Campbell Taggert, a subsidiary of Anheuser-Busch.

         Michael F. Bracken has been our Executive Vice President - New Construction Sales since July 1996. Mr. Bracken joined us in September 1993 as a salesman of our hi-rise system. From August 1992 to August 1993, Mr. Bracken was the General Manager and Construction Project Manager of Brickell Biscayne Condominium in Miami, Florida. Prior to 1992, Mr. Bracken served as a field manager of Schlumberger Overseas Ltd., a petroleum engineering company in South East Asia.

         Ronald J. McCracken has been our Executive Vice President - Business Development and Sales since October 1998. Prior to joining us, from February 1986 to October 1998, Mr. McCracken served as the President and Chief Executive Officer of Bes-Pac, Inc., a South Carolina corporation wholly owned by Mr. McCracken, engaged in the business of manufacturing and distributing solid waste handling equipment. We acquired Bes-Pac, Inc. in October 1998.

Election of Executive Officers

         Our officers are elected annually by and serve at the discretion of our Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February 1997, we acquired all of the issued and outstanding capital stock of Hesco Sales, Inc. and Atlantic Maintenance of Miami, Inc. from Evelio Acosta. In connection with these transactions, Hesco Sales entered into a lease with Acosta Family Limited Partnership, an affiliate of Evelio Acosta, for Hesco Sales' corporate headquarters and manufacturing facilities in an approximately 110,000 square foot building situated in Miami, Florida at a monthly rental of approximately $27,000 per month, plus applicable sales tax. We entered into an agreement with the partnership unconditionally guaranteeing Hesco Sales' obligations under this lease. Also in connection with the acquisition of Hesco Sales and Atlantic Maintenance, Hesco Sales entered into a lease with Evelio Acosta and his spouse, Gladys Acosta, for an approximately 3,000 square foot shop in Hialeah, Miami, Florida, at a monthly rent of approximately $1,000 per month. We also guaranteed the obligations of Hesco Sales under this lease. During 1999, an aggregate of approximately $442,000 was paid under these leases.

         In connection with our acquisition of Hesco Sales and Atlantic Maintenance of Miami, Donald Engel, our Chairman of the Board and Chief Executive Officer, loaned us $500,000, which loan accrued interest at an annual rate of 10% per annum. We repaid the principal amount of the loan, together with $33,333 of accrued interest, in October 1998 with funds from our financing arrangements with General Electric Capital Corporation and participating lenders. In connection with this loan, we granted Mr. Engel warrants to purchase an aggregate of 200,000 shares of common stock at a price of $2.75 per share, which purchase price was slightly greater than the market price of the common stock on the date of grant of these warrants.

         In connection with our acquisition of Bes-Pac, Inc., we entered into a five year employment agreement with Ronald McCracken, the former sole shareholder of Bes-Pac, Inc., under which Mr. McCracken is serving as our Executive Vice President of Business Development and Sales. Additionally, in connection with this acquisition, amendments to certain real property leases respecting three facilities owned by Mr. McCracken at which Bes-Pac, Inc. conducts business operations were executed, which, among other things, shorted the term of two of these leases to a period of seven years. We also agreed to guaranty Bes-Pac, Inc.'s obligations under all of these leases. During 1999, an aggregate of approximately $312,000 was paid to Mr. McCracken under these leases.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth, for the fiscal years ended December 31, 1999, 1998 and 1997, the aggregate compensation awarded to, earned by or paid to Donald Engel, our Chairman and Chief Executive Officer, J. Gary McAlpin, our President and Chief Operating Officer, Bradley Hacker, our Chief Financing Officer and Secretary, and Michael F. Bracken, our Executive Vice President - New Construction Sales. We refer to these executive officers as our named executive officers. None of our other executive officers earned compensation in excess of $100,000 during 1999. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during these fiscal years.

                           Summary Compensation Table

                                                                                                        Long-Term
                                                                                                      Compensation
                                                                                                      -------------
                                                                     Annual Compensation                Number of
                                                              ---------------------------------       Stock Options
               Name and Principal Position                    Year        Salary         Bonus           Granted
-----------------------------------------------------         ----     ---------      ----------      -------------
Donald Engel.........................................         1999     $ 180,000      $  100,000         200,000(3)
     Chairman of the Board and Chief                          1998     $ 180,000               -         200,000(3)
       Executive Officer(1)                                   1997     $ 180,000               -         200,000(2)

J. Gary McAlpin......................................         1999     $ 120,635      $ 100,000           50,000(3)
     President and Chief Operating Officer                    1998     $ 118,008      $ 100,000          200,000(3)
                                                              1997     $  96,875              -          107,500(2)

Bradley Hacker.......................................         1999     $  85,768     $   40,000           20,000(3)
     Chief Financial Officer and Secretary                    1998     $  82,840     $   50,000           10,000(3)
                                                              1997     $  75,355     $   20,000           35,000(2)

Ronald J. McCracken..................................         1999     $ 118,024              -                -
     Executive Vice President - Business                      1998     $  20,000              -                -
     Development and Sales                                    1997     $       -              -                -

Michael F. Bracken...................................         1999     $ 125,874              -                -
     Vice President - New Construction Sales                  1998     $ 117,580              -           15,000(3)
                                                              1997             -              -                -

-------------------------

(1)  Mr. Engel has served as the Chief Executive Officer since March 1996, served as Co-Chairman of the Board from
     March 1996 to May 1997 and has served Chairman of the Board since May 1997.
(2)  Represents options granted under our 1996 Stock Option Plan.
(3)  Represents options granted under our 1998 Executive Incentive Compensation Plan.

Employment Agreements

         We entered into an employment agreement with Donald Engel, effective as of March 25, 1996, which provides for the employment of Mr. Engel as our Chairman of the Board and Chief Executive Officer. This employment agreement provides for an annual base salary of $180,000, subject to annual increases in accordance with the Consumer Price Index. The employment agreement requires Mr. Engel to devote his full time, energies and efforts to our affairs. Mr. Engel has agreed that during the term of his employment agreement and for five years after his employment agreement terminates, he will not compete or engage in a business competitive with any recycling or solid-waste disposal business in which we or any of our affiliates then engages and which operates within any state in which we conduct business. The employment agreement provides that it may be terminated by either Mr. Engel or us upon ten days notice. Upon the termination of the employment agreement, Mr. Engel will be entitled to receive any unpaid salary and accrued bonus through the date of termination.

         We have also entered into five-year employment agreements with each of
J. Gary McAlpin and Bradley Hacker, effective as of March 10, 1998, which provide for the employment of Mr. McAlpin as our President and Chief Operating Officer and Mr. Hacker as our Chief Financial Officer. The initial term of each of these agreements will be automatically extended for a five-year term upon a change of control of our company, and for successive one-year terms unless either party gives notice of its intent not to extend the term at least six months prior to its expiration date (three months in the case of any extension period after the initial term). Mr. McAlpin's employment agreement provides for an annual base salary of $120,000 subject to annual increases in accordance with the Consumer Price Index and an annual incentive bonus of not less than $50,000. Mr. Hacker's employment agreement provides for an annual base salary of $85,000 subject to annual increases in accordance with the Consumer Price Index and an annual incentive bonus of not less than $25,000. Under their respective employment agreements, Mr. McAlpin and Mr. Hacker have each agreed that during the term of his employment agreement and for a period of one year thereafter, he will not consult with or engage in or own in excess of 5% of any entity which engages in the business of providing mechanical multi-story recycling and which operates within any state in which we conduct business. Upon the termination of Mr. McAlpin's or Mr. Hacker's employment due to our non-renewal of his employment agreement, the terminated executive will be entitled to receive any unpaid salary and bonus accrued through the date of termination plus one-year's base salary. Upon the termination of Mr. McAlpin's or Mr. Hacker's employment with us for cause or by the executive without cause, the terminated executive will be entitled to receive any unpaid salary and bonus accrued through the date of termination. Upon the termination of Mr. McAlpin's or Mr. Hacker's employment by us without cause, the terminated executive will be entitled to receive any unpaid salary accrued through the date of termination, any bonus that would have been payable to the executive for the fiscal year, a lump sum severance payment in the amount of the base salary, and benefits that would have been paid by us to the executive through the scheduled end of the employment agreement.

         In connection with our acquisition of Bes-Pac, we entered into a five-year employment agreement with Ronald J. McCracken, effective as of October 29, 1998, which provides for the employment of Mr. McCracken as our Executive Vice President - Business Development and Sales. The initial term of this agreement will be automatically extended for successive one-year terms unless either party gives notice of its intent not to extend the term. Mr. McCracken's employment agreement provides for an annual base salary of $120,000 subject to annual increases in accordance with the Consumer Price Index. Under this employment agreement, Mr. McCracken has agreed that, during the term of his employment agreement and for a period of two years thereafter, he will not, directly or indirectly, engage in or have any interest in any business, whether as an employee, officer, director, partner, agent, creditor, consultant or otherwise, which engages in the business of manufacturing, marketing, distributing and selling non-mobile solid waste handling equipment; provided, however, that this restriction shall not apply to the ownership or acquisition by Mr. McCracken of securities of any issuer that is registered under the Securities Exchange Act of 1934, as amended, and that are listed for trading on any national securities exchange or are quoted on Nasdaq. Upon the termination of Mr. McCracken's employment with us for cause or by the executive without cause, Mr. McCracken will be entitled to receive any unpaid salary through the date of termination. Upon the termination of Mr. McCracken's employment by us without cause, Mr. McCracken will be entitled to receive (i) any unpaid salary accrued through the date of termination, (ii) base salary through the expiration date of the agreement and (iii) benefits that would have been paid by us through the expiration date of the employment agreement.

Stock Option Plans

         In July 1993, we adopted the 1993 Stock Option Plan under which 350,000 shares of common stock were reserved for issuance to officers and other key employees and to other persons who are employed or engaged by us. In 1995, the number of shares of common stock reserved for issuance under this plan was increased by 150,000 shares to 500,000 shares. Under the 1993 Stock Option Plan, options have been designated as "incentive stock options" or "non-qualified options" within the meaning of the Internal Revenue Code of 1986, as amended. As of

December 31, 1999, 353,350 options had been granted and were outstanding under the 1993 Stock Option Plan at an average exercise price of $2.55 per share. No additional options are being granted under this option plan.

         In July 1993, we also adopted a directors stock option plan under which 50,000 shares of common stock had been reserved for issuance for grants of options to non-employee directors. The Board of Directors terminated this directors stock option plan in 1996.

         In March 1996, we adopted the 1996 Stock Option Plan under which 1,000,000 shares of common stock have been reserved for issuance to officers and other key employees and to other persons who are employed or engaged by us. As of December 31, 1999, 934,500 options had been granted and were outstanding under the 1996 Stock Option Plan at an average exercise price of $2.50 per share. No additional options are being granted by us under the 1996 Stock Option Plan.

         In March 1996, we also adopted a new directors stock option plan under which 150,000 shares of common stock have been reserved for issuance. Only non-employee directors are eligible to receive options under this plan. The plan provides for an automatic grant of an option to purchase 20,000 shares of common stock upon a person's initial election as a director and an automatic grant of an option to purchase 1,000 shares of common stock upon the person's re-election as a director. As of December 31, 1999, options to purchase an aggregate of 49,000 shares of common stock had been granted under the new directors stock option plan at an average exercise price of $2.50 per share.

         In March 1998, we adopted the 1998 Executive Incentive Compensation Plan, which we refer to as the 1998 Plan. The 1998 Plan provides for grants of stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The 1998 Plan was approved by shareholders in June 1998 as part of our 1998 Annual Meeting of Shareholders. The 1998 Plan is intended to supplement our existing stock option plans. Under the 1998 Plan, an aggregate of 1,000,000 shares have been reserved for issuance to our officers, directors, employees and independent contractors. As of December 31, 1999, options to purchase an aggregate of approximately 1,017,525 shares of common stock were issued under the 1998 Plan at an average exercise price of $2.4169.


Option/SAR Grant Table

         There were no stock appreciation rights granted during 1999. The table below sets forth the following information with respect to options granted to the named executive officers during the year ended December 31, 1999 and the potential realizable value of those option grants:

     o the number of shares of common stock underlying options granted during the year;

     o the percentage that those options represent of all options granted to employees during the year;

     o    the exercise price;

     o    the expiration date; and

     o the potential realizable value of each grant of options assuming that the market price of the common stock appreciates in value from the date of grant to the end of the option term at an annual rate of 5% and 10%, respectively.

                          OPTION GRANTS FOR FISCAL 1999
                               (Individual Grants)

                                                                   Percent of
                                                                 Total Options
                                                 Number of          Granted
                                                  Options         to Employees    Exercise Price      Expiration
                    Name                          Granted        in Fiscal Year      ($/Share)           Date
------------------------------------------       ----------      --------------   --------------      ----------
Donald Engel..............................         200,000            53.3%            $2.50            2/2/09
J. Gary McAlpin...........................          50,000            13.3%            $2.50            2/2/09
Bradley Hacker............................          20,000             5.3%            $2.50            2/2/09
Michael F. Bracken........................               -             -                 -                -
Ronald J. McCracken.......................               -             -                 -                -

Option Exercises and Values for 1999

         No stock options were exercised by the named executive officers during the year ended December 31, 1999. The table below sets forth the following information with respect to unexercised stock options held by the named executive officers at December 31, 1999:

     o the number of shares of common stock acquired upon exercise of options during 1999;

     o the aggregate dollar value realized upon the exercise of those options;

     o the total number of exercisable and nonexercisable stock options held at December 31, 1999; and

     o the aggregate dollar value of in-the-money exercisable options at December 31, 1999.

                                                           Number of Securities              Value of Unexercised
                             Shares                       Underlying Unexercised             In-the-Money Options
                            Acquired                        Options at 12/31/99                 at 12/31/99(1)
                              Upon        Value     ----------------------------------- -------------------------------
          Name            Exercise(#)    Realized     Exercisable      Unexercisable      Exercisable    Unexercisable
------------------------ -------------- ----------  -------------- -------------------- -------------- ----------------
Donald Engel                   -             -         1,350,000                -             (2)             -
J. Gary McAlpin                -             -           325,000           10,000             (2)             -
Bradley Hacker                 -             -            80,000            9,000             (2)             -
Michael F. Bracken             -             -           115,000           39,000             (2)             -
Ronald J. McCracken            -             -                 -                -              -              -
------------------------

(1)  Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $2.094, the average of the high and low common stock price reported for Nasdaq transactions on December 31, 1999.
(2)  The option exercise price exceeded the fair market value of the common stock on December 31, 1999, and accordingly, those options were "underwater."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is generally responsible for determining the compensation of our executive officers. The Compensation Committee is comprised of the two non-employee directors, Joel Pashcow and Ira S. Merritt.

         The Compensation Committee's general philosophy with respect to the compensation of our executive officers is to offer competitive compensation programs designed to (i) attract and retain key executives critical to our long-term success, (ii) reward an individual's contribution and personal performance and (iii) align the interests of our executives with our shareholders. The four components of our executive compensation program are base salary, bonus, stock options and other stock-related awards.

         Donald Engel, our Chairman of the Board and Chief Executive Officer, J. Gary McAlpin, our President and Chief Operating Officer, Bradley Hacker, our Chief Financial Officer and Ronald J. McCracken, our Vice President of Business Development and Sales, receive compensation under employment agreements which have been approved by our Board of Directors. The Compensation Committee may also grant discretionary salary increases and bonuses to Mr. Engel, Mr. McAlpin, Mr. Hacker and Mr. McCracken.

         In determining the base salary of our executives, the Compensation Committee takes into account a number of factors, including the executive's position and responsibilities, compensation levels at other companies generally and our performance. Increases in base salary are based primarily on individual performances as well as competitive conditions and our performance. The Compensation Committee has increased the base salaries payable to Messrs. Engel and McAlpin in 2000 to $200,000 and $150,000, respectively, from $180,000 and $125,000, respectively, paid in 1999.

         We believe that stock options and other stock-related awards are an important long-term incentive to our executive officers to remain with us and to improve performance. We maintain the 1996 Stock Option Plan and the 1998 Plan which are designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Stock options permit executive officers and other employees to share, to a certain extent, in the shareholders' return on equity.

         Our 1996 Stock Option Plan provides for the granting of both "incentive stock options" (as defined in Section 422A of the Internal Revenue Code) and non-statutory stock options. No additional options are being granted under our 1996 Stock Option Plan.

         Our 1998 Plan provides for grants of stock options, stock appreciation rights, restricted stock, deferred stock other stock-related awards and performance or annual incentive awards. In determining grants or awards under the 1998 Plan, the Compensation Committee considers a number of factors, including the employee's position, responsibilities and performance, the number of outstanding options or awards held by the employee and competitive practices of other companies generally.

                                            Joel Pashcow


                                            Ira S. Merritt

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on our common stock since December 31, 1994, with (i) the Nasdaq Stock Market index prepared by the Media General Financial Series ("Media General"), and (ii) Media General's index for companies with similar Standard Industry Codes as we have.

                COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR
                 MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES
                              AND/OR BROAD MARKETS

                                [GRAPHIC OMITTED]

=========================== =========================================================================
                                                       Fiscal Year Ending
                            ----------- ----------- ----------- ---------- ----------- --------------
                             12/30/94    12/29/95    12/31/96    12/31/97    12/31/98     12/31/99
--------------------------- ----------- ----------- ----------- ---------- ----------- --------------
Hi-Rise Recycling             $100.0      $125.0      $55.36       $31.25     $33.93       $31.25
--------------------------- ----------- ----------- ----------- ---------- ----------- --------------
Nasdaq SIC Index              $100.0      $161.08    $148.08      $202.57    $213.65      $577.33
--------------------------- ----------- ----------- ----------- ---------- ----------- --------------
Nasdaq Market Index           $100.0      $129.71    $129.71      $197.16    $287.08      $490.46
=========================== =========== =========== =========== ========== =========== ==============

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of a recommendation, in accordance with the judgment of the proxy holder.

                              SHAREHOLDER PROPOSALS

         Shareholders interested in presenting a proposal for consideration at our 2001 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than February 20, 2001. Any shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than February 20, 2001, or that proposal will be considered untimely. If a shareholder proposal is received after May 5, 2001, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2001 annual meeting of shareholders.

                                            By Order of the Board of Directors



                                            BRADLEY HACKER
                                            Corporate Secretary

Miami, Florida
June 20, 2000

                         HI-RISE RECYCLING SYSTEMS, INC.
                              8505 N.W. 74TH STREET
                              MIAMI, FLORIDA 33166

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned holder of Common Stock of Hi-Rise Recycling Systems, Inc., a Florida corporation (the "Company"), hereby appoints Donald Engel and J. Gary McAlpin, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company that the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of the Company, to be held on Tuesday, July 18, at 10:00 a.m., local time, at the offices of Greenberg Traurig, The Met Life Building, 200 Park Avenue, New York, New York 10166 and at any adjournment(s) or postponement(s) thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) BELOW.

Proposal-1.    Election of Donald Engel, Ira S. Merritt, Joel M. Pashcow, and
               Leonard Toboroff as directors of the Company.

               [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).


                     --------------------------------------------------------

               [ ]   VOTE WITHHELD from all nominees.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

         The undersigned hereby acknowledges receipt of (i) the Notice of 2000 Annual Meeting of Shareholders and (ii) the Proxy Statement.

                                    Dated:______________________________ ,  2000


                                    ____________________________________________
                                                     (Signature


                                    ____________________________________________
                                             (Signature if held jointly)

                                    IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                                    AND PROMPTLY RETURN IT IN THE ENVELOPE
                                    PROVIDED. NO POSTAGE IS NECESSARY IF MAILED
                                    IN THE UNITED STATES.